Exhibit 21.1

Dun & Bradstreet Holdings, Inc. List of Subsidiaries as of December 31, 2022
Subsidiary	Domestic Jurisdiction
Avention Singapore Pte. Ltd.	Singapore
Avention UK Limited	London
Avention, Inc.	Delaware, USA
Beijing MicroMarketing D&B Marketing Consulting Co., Ltd.	China
Bisnode D&B Denmark A/S	Denmark
Bisnode D&B Finland Oy	Finland
Bisnode D&B Norway AS	Norway
Bisnode Dun & Bradstreet Sverige AB	Sweden
Bisnode Holding BeNeFra B.V.	Netherlands
Cannondale Holdings, Inc.	Delaware, USA
Cannondale Investments, Inc.	Delaware, USA
Corinthian Leasing Corporation	Delaware, USA
D & B Europe Limited	London
D&B Business Information Solutions Unlimited Company	Ireland
D&B Business Services Group Partnership	Delaware, USA
D&B Canadian Holding B.V.	Netherlands
D&B Europe Holding AB (publ)	Sweden
D&B Group Holdings (UK)	London
D&B Group Limited	Delaware, USA
D&B Group Limited (Branch)	London
D&B Holdings (UK)	London
D&B Holdings Australia Limited	London
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Holdings B.V.	Netherlands
D&B Investing 1, LLC	Delaware, USA
D&B Management Services Co.	Delaware, USA
D&B Mauritius Limited	Mauritius
DBXB Anz Pty Ltd.	Australia
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (D&B) Malaysia Sdn. Bhd.	Malaysia
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) BV	Netherlands
Dun & Bradstreet (Singapore) Pte. Ltd.	Singapore
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	London
Dun & Bradstreet AB	Sweden
Dun & Bradstreet Account Information AB	Sweden

Internal Use Only

Exhibit 21.1

Dun & Bradstreet Austria GmbH	Austria
Dun & Bradstreet Credit AB	Sweden
Dun & Bradstreet Czech Republic, a.s.	Czech Republic
Dun & Bradstreet d.o.o	Slovenia
Dun & Bradstreet d.o.o	Zagreb
Dun & Bradstreet d.o.o.	Bosnia
Dun & Bradstreet d.o.o.	Serbia
Dun & Bradstreet Denmark A/S	Denmark
Dun & Bradstreet Deutschland GmbH	Germany
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Emerging Businesses Corp.	Delaware, USA
Dun & Bradstreet Estonia AS	Estonia
Dun & Bradstreet Europe Data Science Innovation SA	Belgium
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Finland Oy	Finland
Dun & Bradstreet Government Solutions, Inc.	Delaware, USA
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Holdings, Inc.	Delaware, USA
Dun & Bradstreet Hungary Kft.	Hungary
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International Consultant (Shanghai) Co. Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, USA
Dun & Bradstreet International, Ltd., Taiwan Branch	Taiwan Province of China
Dun & Bradstreet Investments Limited	London
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	London
Dun & Bradstreet Marketing Oy	Finland
Dun & Bradstreet NetProspex, Inc.	Delaware, USA
Dun & Bradstreet Norway AS	Norway
Dun & Bradstreet Poland sp z.o.o.	Poland
Dun & Bradstreet Receivables LLC	Delaware, USA
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet Schweiz AG	Switzerland
Dun & Bradstreet Slovakia, s.r.o.	Slovakia
Dun & Bradstreet Sweden AB	Sweden
Dun & Bradstreet Technology and Corporate Services India LLP	India
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet, Inc.	Delaware, USA
Evince Analytics, Incorporated	Virginia
Eyeota Australia Pty Ltd	Australia

Internal Use Only

Exhibit 21.1

Eyeota Holdings Pte. Ltd.	Singapore
Eyeota India Private Limited	India
Eyeota Japan Corporation	Japan
Eyeota Limited	Hong Kong
Eyeota Pte. Ltd.	Singapore
Eyeota UK Limited	London
Eyeota USA Inc.	Delaware, USA
Hainan Dun & Bradstreet Data Technology Co., Ltd.	China
Hainan Dun & Bradstreet Data Technology Co., Ltd. (Changsha Branch)	Changsha
Hainan Dun & Bradstreet Data Technology Co., Ltd. (Shanghai Branch)	Shanghai
Hoover's, Inc.	Delaware, USA
Hunan Xiaoxiang Data Technology Co., Ltd.	China
Ifico-Buergel AG	Switzerland
Interfax Dun & Bradstreet Holding B.V.	Netherlands
Kosmos Business Information Limited	London
Lattice Engines (Beijing) Technology Co., Ltd.	China
Lattice Engines, Inc.	Delaware, USA
MadObjective, Inc.	Delaware, USA
Marknadsinformation Analys MIA AB	Sweden
NetWise Data, LLC	Florida
Orb Intelligence, Inc.	Delaware, USA
Prestaleads SAS	France
Shanghai Dun & Bradstreet Business Information Consulting Co., Ltd.	China
SIA Datu Serviss	Latvia
Star GP Holding, LLC	Delaware, USA
Star Intermediate II, LLC	Delaware, USA
Star Intermediate III, LLC	Delaware, USA
The D&B Companies of Canada ULC	Nova Scotia
The Dun & Bradstreet Corporation	Delaware, USA
The Dun & Bradstreet Corporation Foundation	Delaware, USA
Tradethink Limited	Cyprus
Triopax Investments Limited	Cyprus
Vendemore Nordic AB	Sweden

Internal Use Only